Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ORLA MINING LTD.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/1/2024
Reporting Entity ESTMA Identification Number	E640923		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Etienne Morin				Date	4/18/2024
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	ORLA MINING LTD.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E640923
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlemengts	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
United States of America	Government of the United States of America	Bureau of Land Management	-	-	853,849	-	-	-	-	853,849	Annual fees for mining claims and Environmental Impact Statement processing cost recovery fee
United States of America	State of Nevada	Nevada Department of Taxation, Division of Environmental Protection and Water Resources	30,046	-	108,943	-	-	-	-	138,988	Permit Fees and Modified Business Tax
Panama	Government of Panama	National Treasury of Panama	80,972	-	118,514	-	-	-	-	199,486	Annual fees for mining concessions, licenses, and taxes
Mexico	Government of Mexico	Mexican Social Security Institute	1,062,472	-	-	-	-	-	-	1,062,472	Social security and retirement taxes
Mexico	Government of Mexico	Institute of National Workers Housing Fund	299,345	-	-	-	-	-	-	299,345	Payroll taxes related to housing
Mexico	State of Zacatecas	Ministry of Finance	614,466	-	-	-	-	-	-	614,466	State taxes on payroll and Ecological taxes
Mexico	Municipality of Mazapil	Municipality Treasury	301,347	-	-	-	-	-	-	301,347	Property taxes
Mexico	Government of Mexico	Tax Administration Services (SAT)	78,552,228	1,472,843	4,477,910	-	-	-	-	84,502,981	Royalties on precious metals revenue; permit and concession fees; mining taxes; and corporate income taxes

Additional Notes:

Payments in Mexico were made in MXN and converted to CAD using the average rate for the year ended December 31, 2023, where 1 CAD = 13.1493 MXN.

Payments in Panama and the United States of America were made in USD and converted to CAD using the average exchange rate for the year ended December 31, 2023, where 1 CAD = 0.7410 USD.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	ORLA MINING LTD.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E640923
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Panama	Cerro Quema	80,971.66	-	118,514	-	-	-	-	199,486
Mexico	Camino Rojo	80,829,858	1,472,843	4,477,910	-	-	-	-	86,780,611
United States of America	Souht Railroad	30,046	-	768,822	-	-	-	-	798,867
United States of America	Monitor Gold	-	-	109,800	-	-	-	-	109,800
United States of America	Lewis	-	-	84,170	-	-	-	-	84,170

Additional Notes[3]:

Payments in Mexico were made in MXN and converted to CAD using the average rate for the year ended December 31, 2023, where 1 CAD = 13.1493 MXN

Payments in Panama and the United States of America were made in USD and converted to CAD using the average exchange rate for the year ended December 31, 2023, where 1 CAD = 0.7410 USD.